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                                   EXHIBIT 21
                                  SUBSIDIARIES

KL INTERNATIONAL, INC.*
ACME PRODUCTIONS, INC.*
KL PRODUCTIONS, INC.*
KUSHNER-LOCKE PRODUCTIONS, INC.
THE RELATIVES COMPANY*
POST AND PRODUCTION SERVICES, INC.*
L-K ENTERTAINMENT, INC.*
FAMILY PICTURES, INC.*
INTERNATIONAL COURTROOM NEWS SERVICE*
TROPICAL HEAT, INC.*
KL SYNDICATION, INC.*
ANDRE PRODUCTIONS, INC.*
TKLC NO. 2, INC.*
TWILIGHT ENTERTAINMENT, INC.*
KLC FILMS, INC.*
KL FEATURES, INC.*
KLF GUILD COMPANY*
KLF DEVELOPMENT CO.*
KLTV GUILD CO.*
KLTV DEVELOPMENT CO.*
KUSHNER-LOCKE INTERNATIONAL, INC.*
KL INTERACTIVE MEDIA, INC.*
DAYTON WAY PICTURES, INC.*
DAYTON WAY PICTURES II, INC.*
DAYTON WAY PICTURES IV, INC.*
KLC/NEW CITY (1)
BLT VENTURE (2)
MDP/KLC (3)
TVFIRST (4)
KLC/MOVIE SCREEN ENTERTAINMENT (5)
KL FEATURES, INC./WARNERVISION (6)
KL/7 VENTURE (7)
KUSHNER-LOCKE INTERNATIONAL (U.K.) LIMITED (an entity organized in Great
Britain)

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*Each is a California Corporation.

Notes

(1) This is a partnership 82.5% owned by The Kushner-Locke Company and 17.5% owned by New City Releasing, Inc.

(2) This is a joint venture, 50% owned by The Kushner-Locke Company and 50% owned by Keswick Films, Inc., a subsidiary of Hyperion Entertainment, Inc.

(3) This is a partnership 50% owned by KLC Films, Inc. and 50% owned by Mark Damon Productions, Inc.

(4) This is a partnership 50% owned by The Kushner-Locke Company and 50% owned by David Sams Industries, Inc.

(5) This is a partnership 50% owned by The Kushner-Locke Company and 50% owned by Movie Screen Entertainment.

(6) This is a partnership 50% owned by The Kushner-Locke Company and 50% owned by WarnerVision, a division of Time Warner, Inc.

(7) This is a joint venture, 50% owned by The Kushner-Locke Company and 50% owned by Alpine Releasing Corporation for the production, development and exploitation of one film, "The Last Time I Committed Suicide."

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